State of Delaware
Secretary of State
Division of Corporations
Delivered 11:30 AM 01/18/2013
FILED 11:30 AM 01/18/2013
SRV 130066401 - 5276825 FILE

**STATE OF DELAWARE**
**CERTIFICATE OF CONVERSION**
**FROM A NON-DELAWARE CORPORTION**
**TO A DELAWARE CORPORATION**
**PURSUANT TO SECTION 265 OF THE**
**DELAWARE GENERAL CORPORATION LAW**

1) The jurisdiction where the Non-Delaware Corporation first formed is the State of Arizona.

2) The jurisdiction immediately prior to filing this Certificate is the State of Arizona.

3) The date the Non-Delaware corporation first formed is June 25, 2001.

4) The name of the Non-Delaware Corporation immediately prior to filing this Certificate is EastBridge Investment Group Corporation.

5) The name of the Corporation as set forth in the Certificate of Incorporation is EastBridge Investment Group Corporation.

IN WITNESS WHEREOF, the undersigned, being duly authorized to sign on behalf of the converting Non-Delaware Corporation has executed this Certificate on the 17th day of January, 2013.

By: [signature]

Name: Norm Klein

Title: Chief Operating Officer, Chief Financial Officer and Investment Relations Officer